Supplemental Financial & Operating Information FIRST QUARTER ENDED MARCH 31, 2017

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 About Spirit Spirit Realty Capital, Inc., (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential retail real estate, subject to long-term net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk-adjusted returns and steady dividend growth for our shareholders. As of March 31, 2017, our diversified portfolio was composed of 2,588 properties, including properties securing mortgage loans. Our properties, with an aggregate gross leasable area of approximately 53 million square feet are leased to 431 tenants across 49 states and 30 industries. 2 CORPORATE OVERVIEW Corporate Headquarters 2727 N. Harwood St., Suite 300 Dallas, Texas 75201 Phone: 972-476-1900 www.spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com Investor Relations Pierre Revol (972) 476-1908 prevol@spiritrealty.com

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 TABLE OF CONTENTS 3 Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Acquisition and Disposition Activity 12 Tenant / Industry / Portfolio Diversification 13 Same Store Performance 16 Occupancy 17 Lease Summary 18 Net Asset Value (NAV) Components 20 Analyst Coverage 21 Appendix: 22 Reporting Definitions and Explanations 23 Non-GAAP Reconciliations 27 Forward-Looking Statements and Risk Factors 28

SPIRIT REALTY

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands

Portfolio Data	
Total Real Estate Investments	$8,176,167
Owned Properties	2,514
Properties Securing Mortgage Loans	74
Total Properties	**2,588**
Tenants	431
Industries	30
States	49
Weighted Average Remaining Lease Term (Years)	10.6
Occupancy	97.7%

Capitalization	
Equity Market Capitalization	$4,903,192
Total Debt	$3,742,866
Total Market Capitalization	$8,646,058
Enterprise Value	$8,636,749

Corporate Liquidity	
Cash and Cash Equivalents	$9,309
Availability Under 2015 Credit Facility	$671,000
Availability Under Term Loan	$—
Total	**$680,309**

Financial Ratios	
Adjusted Debt / Enterprise Value	43.1%
Adjusted Debt / Annualized Adjusted EBITDA	6.5x
Fixed Charge Coverage Ratio	3.5x
Unencumbered Assets / Unsecured Debt	3.1x

	Top 10 Tenants [(1)]		Properties	Percent of Normalized Rental Revenue
1	Specialty Retail Shops Holding Corp.	Shopko	111	8.1%
2	Walgreen Company	Walgreens	47	2.6%
3	AMC Entertainment, Inc.	amc	17	2.3%
4	Cajun Global, LLC	Church's	190	2.1%
5	Alimentation Couche-Tard, Inc.	K	83	1.9%
	Top 5 Total		**448**	**17.0%**
6	Academy, LTD	Academy Sports & Outdoors	6	1.9%
7	AB Acquisition, LLC	Albertsons	23	1.8%
8	CVS Caremark Corporation	CVS	36	1.5%
9	GPM Investments, LLC	Admiral	105	1.5%
10	Regal Entertainment Group	Regal Entertainment Group	15	1.5%
	Top 10 Total		**633**	**25.2%**
	Weighted Average Remaining Lease Term (Years)			**11.8**
	Weighted Average Unit Level Rent Coverage			**2.5x**
	Median Unit Level Rent Coverage			**2.1x**

Unencumbered Assets	Properties	Real Estate Investment
Retail	1,259	$4,284,567
Industrial	24	437,180
Office	27	175,017
Total	**1,310**	**$4,896,764**

(1) Tenants represent legal entities ultimately responsible for obligations under the lease agreements or affiliated entities. Other tenants may operate the same or similar business concepts or brands set forth above.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 4

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands 5 (Unaudited) Three Months Ended March 31, 2017 2016 Revenues Rentals $159,220 $161,819 Interest income on loans receivable 892 1,659 Earned income from direct financing leases 612 724 Tenant reimbursement income 3,965 3,824 Other income 733 331 Total revenues 165,422 168,357 Expenses General and administrative (G&A) 13,418 11,649 Restructuring charges — 649 Property costs 9,051 7,327 Real estate acquisition costs 153 57 Interest 46,623 53,017 Depreciation and amortization 64,994 64,664 Impairments 34,376 12,618 Total expenses 168,615 149,981 (Loss) income from continuing operations before other expense and income tax expense (3,193) 18,376 Loss on debt extinguishment (30) (5,341) (Loss) income from continuing operations before income tax expense (3,223) 13,035 Income tax expense (165) (81) (Loss) income from continuing operations before gain on disposition of assets (3,388) 12,954 Gain on disposition of assets 16,217 10,146 Net income attributable to common stockholders $12,829 $23,100 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO) $ in thousands, except per share amounts 6 (Unaudited) Three Months Ended March 31, 2017 2016 Net income attributable to common stockholders $12,829 $23,100 Portfolio depreciation and amortization 64,857 64,571 Portfolio impairments 34,376 12,938 Realized gain on sales of real estate (16,217) (10,146) Funds from operations $95,845 $90,463 Loss on debt extinguishment 30 5,341 Restructuring charges — 649 Other costs in G&A associated with headquarters relocation — 812 Real estate acquisition costs 153 57 Non-cash interest expense 5,461 2,956 Accrued interest and fees on defaulted loans 674 1,855 Non-cash revenues (6,390) (6,587) Non-cash compensation expense 2,246 2,305 Adjusted funds from operations $98,019 $97,851 Dividends declared to common stockholders $87,122 $77,601 Net income per share of common stock Basic (1) $0.03 $0.05 Diluted (1) $0.03 $0.05 FFO per share of common stock Diluted (1) $0.20 $0.20 AFFO per share of common stock Diluted (1) $0.20 $0.22 Weighted average shares of common stock outstanding: Basic 482,607,198 441,365,927 Diluted 482,609,096 441,368,407 (1) For the three months ended March 31, 2017 and 2016, dividends paid to unvested restricted stockholders of $0.2 million and $0.1 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 7 (Unaudited) March 31, December 31, 2017 2016 ASSETS Real estate investments: Land and improvements $2,665,959 $2,704,010 Buildings and improvements 4,779,465 4,775,221 Total real estate investments 7,445,424 7,479,231 Less: accumulated depreciation (966,361) (940,005) 6,479,063 6,539,226 Loans receivable, net 67,880 66,578 Intangible lease assets, net 459,799 470,276 Real estate assets under direct financing leases, net 27,386 36,005 Real estate assets held for sale, net 130,706 160,570 Net investments 7,164,834 7,272,655 Cash and cash equivalents 9,309 10,059 Deferred costs and other assets, net 160,313 140,917 Goodwill 254,340 254,340 TOTAL ASSETS $7,588,796 $7,677,971 LIABILITIES AND STOCKHOLDERS' EQUITY Liabilities: 2015 Credit Facility $129,000 $86,000 Term Loan, net 418,672 418,471 Senior Unsecured Notes, net 295,169 295,112 Mortgages and notes payable, net 2,109,117 2,162,403 Convertible Notes, net 705,899 702,642 Total debt, net 3,657,857 3,664,628 Intangible lease liabilities, net 175,261 182,320 Accounts payable, accrued expenses and other liabilities 146,836 148,915 Total liabilities 3,979,954 3,995,863 Stockholders' equity: Common stock, $0.01 par value, 750,000,000 shares authorized: 484,026,824 and 483,624,120 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively. 4,840 4,836 Capital in excess of par value 5,179,327 5,177,086 Accumulated deficit (1,575,325) (1,499,814) Accumulated other comprehensive loss — — Total stockholders' equity 3,608,842 3,682,108 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $7,588,796 $7,677,971 CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Enterprise Value $8,637 Million $10,000 $9,000 $8,000 $7,000 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 -$1,000 8 Equity Shares Outstanding 484,026,824 Share Price $10.13 Equity Market Capitalization $4,903,192 Debt 2015 Credit Facility $129,000 Term Loan 420,000 Senior Unsecured Notes 300,000 Convertible Notes 747,500 Master Trust Notes 1,667,679 CMBS 478,687 Total Debt $3,742,866 CAPITALIZATION $ in thousands (unless otherwise stated), except per share data Enterprise Value Total Market Capitalization $8,646,058 Less: Cash and Cash Equivalents ($9,309) Enterprise Value $8,636,749 ($ in millions) CMBS $479 Master Trust Notes $1,668 Convertible Notes / 2015 Credit Facility / Term Loan / Senior Unsecured Notes $1,597 Equity $4,903 Cash ($9) Debt Type Unsecured 43% Secured 57% Fixed/Floating Rate Debt Floating 15% Fixed 85%

SPIRIT REALTY

DEBT SUMMARY

$ in thousands

	Unsecured Debt[1]								Secured Debt[1]				Total	
	2015 Credit Facility		Term Loan		Senior Unsecured Notes		Convertible Notes		Master Trust Notes		CMBS		Total	
Year of Maturity	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate [2]	Amount	Weighted Avg Stated Int Rate
2017 Remainder	$ —		$ —		$ —		$ —		$ —		$ 139,617	6.72%	$ 139,617	6.72%
2018	—		420,000	2.33%	—		—		125,000	3.89%	58,136	4.27%	603,136	2.84%
2019	129,000	2.14%	—		—		402,500	2.88%	—		10,000	4.61%	541,500	2.73%
2020	—		—		—		—		454,336	4.72%	—		454,336	4.72%
2021	—		—		—		345,000	3.75%	225,404	5.76%	—		570,404	4.54%
2022	—		—		—		—		311,701	5.74%	42,400	4.67%	354,101	5.61%
2023	—		—		—		—		191,238	5.27%	221,071	5.47%	412,309	5.37%
2024	—		—		—		—		—		—		—	
2025	—		—		—		—		—		1,285	6.00%	1,285	6.00%
2026	—		—		300,000	4.45%	—		—		—		300,000	4.45%
Thereafter	—		—		—		—		360,000	4.63%	6,178	5.80%	366,178	4.65%
Total Debt	**$ 129,000**		**$ 420,000**		**$ 300,000**		**$ 747,500**		**$ 1,667,679**		**$ 478,687**		**$3,742,866**	
(Discounts) Premiums, Net	—		—		(1,775)		(31,047)		(17,736)		635		(49,923)	
Deferred Financing Costs, Net [3]	—		(1,328)		(3,056)		(10,554)		(15,607)		(4,541)		(35,086)	
Total Debt, Net	**$ 129,000**		**$ 418,672**		**$ 295,169**		**$ 705,899**		**$ 1,634,336**		**$ 474,781**		**$3,657,857**	
Weighted Avg Stated Int Rate		2.14%		2.33%		4.45%		3.28%		5.03%		5.60%		4.31%
Weighted Avg Maturity in Years	2.0		1.6		9.5		3.0		6.0		3.9		4.8	
Number of Owned and Financed Properties Securing Debt	—		—		—		—		1,151		127		1,278	

(1) Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.
(2) Interest rates include the default interest rates for two separate fixed rate CMBS loans totaling $27.2 million, including $10.1 million of capitalized interest, that are in default due to underperformance of the four properties that secure them. The weighted average stated interest rate for these defaulted loans is 10.03%. If the defaulted loans were excluded, the weighted average stated interest rate for 2017 CMBS maturities would be 5.78%, the weighted average stated interest rate for all CMBS maturities would be 5.34% and the weighted average stated interest rate for all debt maturities would be 4.26%.
(3) Excludes deferred financing costs incurred in connection with the 2015 Credit Facility, which are reported in Deferred costs and other assets, net in the consolidated balance sheet.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 9

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 DEBT MATURITIES BY QUARTER $ in thousands Year of Maturity (1) First Quarter Second Quarter Third Quarter Fourth Quarter Total Weighted Avg Stated Int Rate (2) 2017 Remainder $ — $ 52,995 $ 46,470 $ 40,152 $ 139,617 6.72% 2018 24,800 — 9,704 568,632 (3) 603,136 2.84% 2019 139,000 402,500 — — 541,500 2.73% 2020 150,000 51,036 253,300 — 454,336 4.72% 2021 225,404 345,000 — — 570,404 4.54% Thereafter 671,701 — 541,649 220,523 1,433,873 5.06% Total Debt $ 1,210,905 $ 851,531 $ 851,123 $ 260,675 $ 3,742,866 4.31% 10 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. (1) Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity. (2) Interest rates include the default interest rate for two separate fixed rate CMBS loans which are in default. If the defaulted loans were excluded, the 2017 weighted average stated interest rate would be 5.78% and the total weighted average stated interest rate for all maturities would be 4.26%. (3) The fourth quarter of 2018 includes a $420 million unsecured Term Loan that is extendible at borrower's option pursuant to two one-year extension options.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 SENIOR UNSECURED NOTES COVENANT COMPLIANCE Covenant Requirement March 31, 2017 Total Debt to Total Assets < 60% 43.9% Total Secured Debt to Total Assets < 40% 25.6% Fixed Charge Coverage > 1.5x 3.45x Total Unencumbered Assets to Total Unsecured Debt > 1.5x 3.07x Credit Ratings Fitch Ratings (stable) BBB- Moody's Ratings Services (stable) Baa3 Standard & Poor's Rating Services (stable) BBB- Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 11

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 ACQUISITION AND DISPOSITION ACTIVITY $ in thousands 12 Acquisitions Q1 2017 % of Gross Investment Number of Transactions Number of Properties Gross Investment (1) Annualized Rents Total Square Feet Initial Cash Yield Economic Yield Wtd. Avg. Lease Term (Years) New Tenants 30.5% 7 14 $45,125 $3,324 306,601 7.37% 8.40% 17.9 Existing Tenants 69.5% 8 12 102,817 7,230 499,791 7.03% 7.17% 12.2 Total/Weighted Average 100.0% 15 26 $147,942 $10,554 806,392 7.13% 7.54% 14.1 By Asset Type: Retail 100.0% 15 26 $147,942 $10,554 806,392 7.13% 7.54% 14.1 Total/Weighted Average 100.0% 15 26 $147,942 $10,554 806,392 7.13% 7.54% 14.1 Of Our Q1 2017 Gross Investment of $147.9 Million: 44.3% Sale-Leaseback Transactions 22.1% Master Leases Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Dispositions Q1 2017 % of R/E Investment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate (2) Wtd. Avg. Remaining Lease Term (Years) Occupied 48.9% 18 $84,352 $92,732 7.88% 8.6 Vacant 51.1% 39 88,233 79,890 — — Total/Weighted Average 100.0% 57 $ 172,585 $ 172,622 7.88% 8.6 By Asset Type: Retail 96.3% 56 $166,174 $165,422 7.10% 9.2 Industrial 3.7% 1 6,411 7,200 9.92% 1.1 Total/Weighted Average 100.0% 57 $ 172,585 $ 172,622 7.88% 8.6 (1) Includes revenue producing capital expenditures. (2) Capitalization rates are calculated based solely on income producing properties.

SPIRIT REALTY

TENANT DIVERSIFICATION – TOP 20

	Tenant [(1)]	Number of Properties	Total Square Feet (in thousands)	Percent of Normalized Rental Revenue
1	Shopko *(Specialty Retail Shops Holding Corp.)*	111	7,406	8.1%
2	Walgreen Company	47	689	2.6%
3	AMC Entertainment, Inc.	17	862	2.3%
4	Church's Chicken *(Cajun Global, LLC)*	190	269	2.1%
5	Circle K *(Alimentation Couche-Tard, Inc.)*	83	250	1.9%
6	Academy Sports + Outdoors *(Academy, LTD)*	6	2,769	1.9%
7	Albertsons *(AB Acquisition, LLC)*	23	1,030	1.8%
8	CVS Caremark Corporation	36	405	1.5%
9	GPM Investments, LLC	105	272	1.5%
10	Regal Entertainment Group	15	656	1.5%
11	Carmax, Inc.	8	356	1.4%
12	The Home Depot, Inc.	6	710	1.4%
13	Car Wash Partners, Inc.	23	162	1.1%
14	Ferguson Enterprises, Inc.	8	1,100	1.1%
15	Dollar General Corporation	69	711	1.1%
16	Universal Pool Co., Inc.	14	543	1.0%
17	Advance Auto Parts, Inc.	56	390	1.0%
18	Goodrich Quality Theaters	5	245	1.0%
19	Rite Aid Corp	25	296	1.0%
20	Red Lobster Intermediate Holdings, LLC	29	193	1.0%
Other		1,581	30,043	63.7%
Vacant		57	2,682	—
Total		**2,514**	**52,039**	**100.0%**

(1) Tenants represent legal entities ultimately responsible for obligations under the lease agreements of affiliated entities. Other tenants may operate the same or similar business concepts or brands set forth above.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 13

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 Industry Concentration Percent of Normalized Rental Revenue General Merchandise 9.7% Restaurants - Casual Dining 8.3% Restaurants - Quick Service 8.0% Movie Theaters 7.2% Convenience Stores 7.1% Grocery 6.0% Drug Stores / Pharmacies 5.2% Medical / Other Office 4.9% Health and Fitness 4.2% Sporting Goods 3.6% Specialty Retail 2.9%Entertainment 2.7% Other 30.2% INDUSTRY DIVERSIFICATION 14 Industry Number ofProperties Total Square Feet (in thousands) Percent of Normalized Rental Revenue General Merchandise 149 8,604 9.7% Restaurants - Casual Dining 315 1,909 8.3% Restaurants - Quick Service 595 1,380 8.0% Movie Theaters 62 3,114 7.2% Convenience Stores 315 1,089 7.1% Grocery 67 3,187 6.0% Drug Stores / Pharmacies 109 1,527 5.2% Medical / Other Office 122 1,295 4.9% Health and Fitness 45 1,800 4.2% Sporting Goods 24 3,847 3.6% Specialty Retail 37 1,926 2.9% Entertainment 24 1,159 2.7% Automotive Services 131 796 2.7% Home Furnishings 32 1,869 2.7% Education 55 821 2.6% Building Materials 65 2,315 2.5% Home Improvement 15 1,666 2.4% Apparel 13 1,994 2.3% Automotive Dealers 23 665 2.3% Car Washes 40 228 1.7% Distribution 11 935 1.5% Manufacturing 18 2,467 1.4% Dollar Stores 82 848 1.3% Automotive Parts 61 523 1.2% Wholesale Clubs 5 513 1.1% Financial Services 4 342 1.0% Pet Supplies & Service 6 1,016 1.0% Other 5 626 0.9% Consumer Electronics 10 505 0.9% Office Supplies 17 391 0.7% Vacant 57 2,682 — Total 2,514 52,039 100.0% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 PORTFOLIO DIVERSIFICATION Over $8 billion in real estate investments solely focused on U.S. Markets 15 % of Normalized Rental Revenue Texas 12.3% Minnesota 3.6% North Carolina 2.6% New Mexico 1.6% Arkansas 1.3% Mississippi 1.0% South Dakota 0.6% Rhode Island 0.3% Georgia 6.3% Michigan 3.5% Alabama 2.5% Oklahoma 1.6% New Jersey 1.2% New Hampshire 0.8% Montana 0.6% Wyoming 0.2% Florida 5.7% Tennessee 3.0% Virginia 1.9% Kentucky 1.5% Massachusetts 1.1% Louisiana 0.7% West Virginia 0.5% Alaska 0.1% Illinois 5.5% Indiana 2.8% Colorado 1.9% Washington 1.4% Idaho 1.1% Maryland 0.7% Utah 0.4% Virgin Islands 0.1% California 4.7% Missouri 2.8% Kansas 1.8% New York 1.3% Oregon 1.1% Nebraska 0.6% Maine 0.4% Delaware —% Ohio 4.5% Arizona 2.8% Pennsylvania 1.6% Nevada 1.3% Iowa 1.0% Connecticut 0.6% North Dakota 0.3% Hawaii —% Wisconsin 4.1% South Carolina 2.7% Asset Diversification Retail 85% Industrial 8% Office 7% % of Normalized Rental Revenue 0%–1% 1%–2% 2%–3% 3%–4% 4%–5% > 5% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

SPIRIT REALTY

SAME STORE PERFORMANCE

$ in thousands

Same Store Results		
Number of Properties		2,104
Total Square Feet (in thousands)		41,474
Contractual Cash Rent *(excludes accrued percentage rents)*		
Q1 2017	$	129,933
Q1 2016	$	130,609
Decrease (in dollars)	$	(676)
Decrease (percent)		(0.5)%

Same Store Pool Defined

For purposes of determining the same store rent property pool from which we measure same store rent changes, we include all properties owned throughout the measurement period in both the current and prior year, excluding multi-tenant properties and any properties that were vacant or relet at any point during the measurement period.



LA FITNESS

Industry	Contractual Cash Rent (excludes accrued percentage rents) for the Quarter ended March 31, 2017	2016	Net Change	% Change by Industry Type	% of Total Industry Contribution	% Change from Prior Year
Movie Theatres	$9,011	$9,683	($672)	(6.9)%	6.9%	(0.5)%
Restaurants - Casual Dining	11,534	12,000	(466)	(3.9)%	8.9%	(0.4)%
Home Furnishings	3,582	3,410	172	5.0 %	2.8%	0.1%
Convenience Stores	7,529	7,371	158	2.1 %	5.8%	0.1%
Automotive Services	3,710	3,588	122	3.4 %	2.9%	0.1%
Medical / Other Office	6,103	5,998	105	1.8 %	4.7%	0.1%
Manufacturing	1,754	1,843	(89)	(4.8)%	1.3%	(0.1)%
Drug Stores / Pharmacies	7,438	7,526	(88)	(1.2)%	5.7%	(0.1)%
Remaining industries	79,272	79,190	82	0.1 %	61.0%	0.1%
Total	**$129,933**	**$130,609**	**($676)**	**(0.5)%**	**100.0%**	**(0.5)%**

Asset Type	Contractual Cash Rent (excludes accrued percentage rents) for the Quarter ended March 31, 2017	2016	Net Change	% Change by Industry Type	% of Total Industry Contribution	% Change from Prior Year
Retail	$111,066	$111,877	($811)	(0.7)%	85.5%	(0.6)%
Industrial	10,814	10,807	7	0.1 %	8.3%	—%
Office	8,053	7,925	128	1.6 %	6.2%	0.1%
Total	**$129,933**	**$130,609**	**($676)**	**(0.5)%**	**100.0%**	**(0.5)%**

Note: Same store performance represents the period-to-period change in contractual cash rent net of reserves for properties included within the defined pool.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 16

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 OCCUPANCY 17 By Property Occupied 2,457 Vacant 57 Total Owned Properties 2,514 Occupancy Rate 97.7% Change in Vacant Properties Vacant Properties at December 31, 2016 46 Additions 52 Dispositions/Relets (41) Vacant Properties at March 31, 2017 57 Historical Occupancy Rates 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 98.7% 98.2% 98.4% 98.3% 98.7% 98.5% 98.6% 98.7% 98.3% 98.4% 98.2% 97.7% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Unit Level Coverage* 3.0x 2.5x 2.0x 1.5x 1.0x 0.5x 0.0x Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 2.8x 2.8x 2.8x 2.8x 2.8x 2.9x 2.9x 2.9x 3.0x 3.0x 3.0x 3.0x *Unit Level Rent Coverage is derived from the most recent data of tenants who provide unit level financial reporting representing approximately 48% of our rental revenues as of March 31, 2017. Spirit does not independently verify financial information provided by its tenants.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 Lease Expirations as a Percent of Normalized Rental Revenue 2017 Remainder 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter 2.5% 3.4% 3.4% 3.2% 7.0% 4.7% 5.3% 3.2% 5.7% 7.4% 54.2% 18   Year Number of Properties Total Square Feet (in thousands) Normalized Rental Revenue Annualized (1) 2017 Remainder 53 1,940 $15,751 2018 69 1,519 21,862 2019 106 1,917 21,791 2020 74 1,586 20,783 2021 187 3,805 44,484 2022 110 2,502 29,656 2023 110 3,466 33,860 2024 58 1,187 20,410 2025 77 2,080 36,513 2026 199 5,216 46,880 Thereafter 1,414 24,139 345,698 Vacant 57 2,682 — Totals 2,514 52,039 $637,688 Based on Normalized Rental Revenue, 89% of our leases (excluding those on multi-tenant properties) provide for periodic escalations and 44% of our leases are under Master Lease structures. LEASE STRUCTURE AND EXPIRATIONS $ in thousands Lease Escalations as a Percent of Normalized Rental Revenue (Excludes Multi-Tenant Properties) Contractual Fixed Increases 54% Flat 11% CPI-Related 35% (1) Normalized Rental Revenue multiplied by twelve. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 LEASE ACTIVITY $ in thousands 19 Q1 2017 Renewals with anexisting tenant Relet to a new tenant after a period of vacancy Re-leasing Totals Prior Cash Rents 364,871 29,362 394,233 New Cash Rents 373,917 18,533 392,450 Recapture Rate 102.5% 63.1% 99.5% Number of Leases 15 2 17 Average Months Vacant — 17.5 2.1 Additional Invested Capital — — — Incremental Yield —% —% —% Renewed Did not renew Expiring leases in Q1 2017 88.2% 11.8%

NET ASSET VALUE (NAV) COMPONENTS

$ in thousands

Owned Real Estate Portfolio	Number of Properties	Real Estate Investment	Net Book Value [2]	Annualized Cash Rents	Wtd. Avg. Lease Term (Years)
Retail [1]	2,235	$6,836,586	$—	$508,429	10.7
Office	115	466,020	—	37,947	8.6
Industrial	67	646,331	—	48,721	9
Leased Real Estate Properties Held For Sale, Net	39	—	101,486	9,065	N/M
Vacant Properties [3]	54	—	77,171	—	N/A
Properties under Defaulted Loans [4]	4	—	11,603	193	N/A
Total Owned Real Estate Portfolio	**2,514**	**$7,948,937**	**$190,260**	**$604,355**	**10.5**

	Net Book Value
Tangible Assets	
Cash and Cash Equivalents	$9,309
Restricted Cash	43,374
Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net	25,082
Total Other Assets	**$77,765**

	Number of Properties	Wtd. Avg. Stated Int. Rate	Wtd. Avg. Maturity (Years)	Principal Balance Outstanding
Total Loans Receivable	**74**	**9.55%**	**3.9**	**$61,212**

	Wtd. Avg. Stated Int. Rate	Wtd. Avg. Maturity (Years)	Principal Balance Outstanding
Revolving Credit Facility	2.14%	2.0	$129,000
Term Loan	2.33%	1.6	$420,000
Senior Unsecured Notes	4.45%	9.5	$300,000
Master Trust Notes	5.03%	6.0	$1,667,679
CMBS Notes [6]	5.60%	3.9	$478,687
Convertible Notes	3.28%	3.0	$747,500
Total Debt	**4.31%**	**4.8**	**$3,742,866**

	Net Book Value
Other Liabilities	
Accounts Payable, Accrued Expenses, and Other Tangible Liabilities [5]	$146,836
Total Other Liabilities	**$146,836**

Shares Outstanding	
Common Stock	**484,026,824**


Red Lobster

(1) Includes six direct financing lease properties with a Real Estate Investment value of $27.4 million. Annualized Cash Rents include the tenants' current cash obligations of $2.1 million for the lease of these properties.
(2) Represents Real Estate Investment value net of accumulated depreciation as of March 31, 2017.
(3) Includes 12 properties that are held for sale with a net book value of $22.9 million.
(4) Includes three vacant properties (one held for sale with a net book value of $3.4 million) and one active property that is held for sale with a net book value of $2.9 million. These four properties were acquired between 2006 and 2013.
(5) Includes 87.9 million in dividends payable.
(6) Includes $27.2 million (including $10.1 million of capitalized interest) of outstanding principal payable under two fixed rate CMBS loans that are in default due to the underperformance of the four properties that secure them with a net book value of $27.2 million.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 20

SPIRIT REALTY

ANALYST COVERAGE

BofA Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btig.com	212.738.6138
Capital One Southcoast, Inc.	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
	Vineet Khanna	vineet.khanna@capitalone.com	571.835.7013
Deutsche Bank	Vincent Chao	vincent.chao@db.com	212.250.6799
	Greg Schweitzer	greg.schweitzer@db.com	212.250.9194
FBR Capital Markets & Co.	David Corak	dcorak@fbr.com	703.312.1610
	Matt Boone	mboone@fbr.com	703.312.1848
Green Street Advisors	Michelle Knott	mknott@greenstreetadvisors.com	949.640.8780
	Tyler Grant	tgrant@greenstreetadvisors.com	949.640.8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	646.840.3217
	Venkat Kommineni	vkommineni@janney.com	646.840.3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	212.622.6682
	Gene Nusinzon	gene.nusinzon@jpmorgan.com	212.622.1041
Ladenburg Thalman & Co.	Dan Donlan	ddonlan@ladenburg.com	212.409.2056
	John Massocca	jmassocca@ladenburg.com	212.409.2543
Mizuho Securities	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	212.205.7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Landon Park	landon.park@morganstanley.com	212.761.6368
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Marnie Georges	marnie.georges@raymondjames.com	727.567.2658
RBC Capital Markets	Michael Carroll	michael.carroll@rbccm.com	440.715.2649
	Brian Hawthorne	brian.hawthorne@rbccm.com	440.715.2653
RW Baird	RJ Milligan	rjmilligan@rwbaird.com	813.273.8252
	Will Harman	wharman@rwbaird.com	414.298.2337
Sandler O'Neill & Partners, LP	Alex Goldfarb	agoldfarb@sandleroneill.com	212.466.7937
	Daniel Santos	dsantos@sandleroneill.com	212.466.7927
Sun Trust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948
UBS	Frank Lee	frank-a.lee@ubs.com	415.352.5679
	Nick Yulico	nick.yulico@ubs.com	212.713.3402

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q1 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 21

APPENDIX 22

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 REPORTING DEFINITIONS AND EXPLANATIONS 23 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring costs, other G&A costs associated with relocation of the Company's headquarters, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, provision for bad debts and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure. Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) attributable to common stockholders for real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that we do not consider to be indicative of our on-going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA and Adjusted EBITDA is included in the Appendix found at the end of this presentation.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 REPORTING DEFINITIONS AND EXPLANATIONS 24 Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA of a quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDA is included in the Appendix found at the end of this presentation. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs. Annualized Cash Rents represents the annualized monthly contractual cash rent of a lease at a specified period. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Convertible Notes are the $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using a month to month historical CPI index) by the initial lease term, expressed as a percentage of the Gross Investment. Enterprise Value represents Total Market Capitalization less cash and cash equivalents as of the date indicated. Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company’s common stock as of the date indicated. Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 REPORTING DEFINITIONS AND EXPLANATIONS 25 GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the Gross Investment in the related properties. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease. Master Trust Notes are those net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. Indirect special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform. Net Book Value represents the Real Estate Investment value net of accumulated depreciation. Normalized Rental Revenue represents monthly GAAP rentals and earned income from direct financing leases from our Owned Properties recognized during the final month of the reporting period, adjusted to exclude GAAP rentals and earned income from direct financing leases contributed from properties sold during that period and adjusted to include a full month of GAAP rentals for properties acquired during that period. We use Normalized Rental Revenue when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk. Occupancy is calculated by dividing the number of occupied, Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date. Owned Properties refers to properties owned fee- simple or ground leased by Company subsidiaries as lessee. Real Estate Investment represents the Gross Investment plus improvements less impairment charges.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 REPORTING DEFINITIONS AND EXPLANATIONS 26 2015 Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2019. The 2015 Credit Facility includes sublimits for swingline loans and letter of credit issuances. Swingline loans and letters of credit reduce availability under the 2015 Credit Facility.  The ability to borrow under the 2015 Credit Facility is subject to the ongoing compliance with customary financial covenants. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% senior unsecured notes due 2026. Term Loan refers to a $420.0 million unsecured term facility which includes an accordion feature which allows the facility to be increased to up to $600.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be re-borrowed within 30 days up to the then available loan commitment. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated. Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company’s balance sheet as of the date indicated. Unencumbered Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate this ratio by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 27 Fixed Charge Coverage Ratio (FCCR) Q1 2017 Annualized Adjusted EBITDA $571,812 Interest expense 46,623 Less: Non-cash interest (5,461) Fixed charges $41,162 Annualized fixed charges $164,648 Fixed Charge Coverage Ratio 3.5x Unencumbered Assets to Unsecured Debt Q1 2017 Unsecured debt: 2015 Credit Facility $129,000 Term Loan 420,000 Senior Unsecured Notes 300,000 Convertible Notes 747,500 Total Unsecured Debt $1,596,500 Unencumbered Assets $4,896,764 Unencumbered Assets / Unsecured Debt 3.1x NON-GAAP RECONCILIATIONS $ in thousands Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non- GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published. Adjusted Debt, Adjusted EBITDA, Annualized Adjusted EBITDA Q1 2017 2015 Credit Facility $129,000 Term Loan, net 418,672 Senior Unsecured Notes, net 295,169 Mortgages and notes payable, net 2,109,117 Convertible Notes, net 705,899 Total debt, net 3,657,857 Add / (less): Unamortized debt discount, net 49,923 Unamortized deferred financing costs 35,086 Cash and cash equivalents (9,309) Cash reserves on deposit with lenders as additional security classified as other assets (12,326) Total adjustments 63,374 Adjusted Debt $3,721,231 Net income attributable to common stockholders $12,829 Add / (less): Interest 46,623 Depreciation and amortization 64,994 Income tax expense 165 Total adjustments 111,782 EBITDA 124,611 Add / (less): Real estate acquisition costs 153 Impairments on real estate assets 34,376 Realized gain on sales of real estate assets (16,217) Loss on debt extinguishment 30 Total Adjustments 18,342 Adjusted EBITDA $142,953 Annualized Adjusted EBITDA $571,812 Adjusted Debt / Annualized Adjusted EBITDA 6.5x Enterprise value $8,636,749 Adjusted Debt / Enterprise Value 43.1%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2017 Q1 2017 FORWARD-LOOKING STATEMENTS AND RISK FACTORS 28 The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.